SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LCS INDUSTRIES INC

          GAMCO INVESTORS, INC.
                                 1/25/99          156,100-           17.5000

          GABELLI ADVISERS, INC.
                                 1/25/99          15,000-            17.5000

          GABELLI ASSOCIATES FUND
                                 1/25/99          150,500-           17.5000

          GABELLI ASSOCIATES LIMITED
                                 1/25/99          100,000-           17.5000

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 1/25/99          100,000-           17.5000
               THE GABELLI MULTI MEDIA FUND
                                 1/25/99           27,200-           17.5000

          GABELLI INTERNATIONAL LIMITED
                                 1/25/99           15,000-           17.5000
          MJG ASSOCIATES, INC.
                                 1/25/99            4,000-           17.5000








          (1) THE TRANSACTIONS ON 1/25/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.